UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2011
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey	07960

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (862) 345-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 6, 2011, Covanta Holding Corporation, a Delaware corporation, issued a press release announcing an adjustment to the conversion rate on its 3.25% cash convertible senior notes due 2014 in connection with its previously announced dividend payable on April 12, 2011 to stockholders of record as of March 30, 2011. As a result of this dividend, the conversion rate was adjusted to 59.4517 from 59.1871 shares of Covanta’s common stock per $1,000 principal amount of the notes. The adjusted conversion rate is equivalent to an adjusted conversion price of $16.82 per share, compared to the prior price of $16.90.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 6, 2011, issued by Covanta Holding Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION
Date: July 6, 2011	By:	/s/ Timothy J. Simpson
Timothy J. Simpson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 6, 2011, issued by Covanta Holding Corporation.